Exhibit 99.1

THE HOME DEPOT ANNOUNCES FOURTH QUARTER AND FISCAL 2011 RESULTS;

PROVIDES FISCAL YEAR 2012 GUIDANCE

ATLANTA, February 21, 2012 — The Home Depot®, the world’s largest home improvement retailer, today reported sales of $16.0 billion for the fourth quarter of fiscal 2011, a 5.9 percent increase from the fourth quarter of fiscal 2010. Comparable store sales for the fourth quarter of fiscal 2011 were positive 5.7 percent, and comp sales for U.S. stores were positive 6.1 percent.

Net earnings for the fourth quarter were $774 million, or $0.50 per diluted share, compared with net earnings of $587 million, or $0.36 per diluted share, in the same period of fiscal 2010. For the fourth quarter of fiscal 2011, diluted earnings per share increased 38.9 percent from the prior year.

Fiscal 2011

Sales for fiscal 2011 were $70.4 billion, an increase of 3.5 percent from fiscal 2010. Total company comparable store sales for the year increased 3.4 percent, and comp sales for U.S. stores were positive 3.0 percent for the year.

Earnings per diluted share in fiscal 2011 were $2.47, compared to $2.01 per diluted share in fiscal 2010, an increase of 22.9 percent.

“We had a strong finish to 2011, and with favorable weather, our business delivered results that exceeded our expectations,” said Frank Blake, chairman & CEO. “I’d like to thank our associates for their hard work and dedication.”

Fiscal 2012 Guidance

The Company will have 53 weeks of operating results in fiscal 2012 and provided the following guidance for fiscal 2012:

•	Sales growth of approximately 4 percent including the 53rd week

•	53rd week projected to add approximately $1 billion to total sales

•	Low single-digit comparable store sales growth for the period

•	11 new stores

•	Moderate gross margin expansion

•	Operating margin expansion of approximately 50 basis points

•	Tax rate of approximately 37%

•	53rd week expected to contribute approximately 3 cents of diluted earnings per share

•	53-week diluted earnings-per-share growth before share repurchases of approximately 10 percent to $2.72

•	53-week diluted earnings-per-share growth after anticipated share repurchases of approximately 13 percent to $2.79

- more -

•	Capital spending of approximately $1.325 billion

•	Depreciation and amortization expense of approximately $1.65 billion

•	Cash flow from the business of approximately $6.6 billion

•	Share repurchases of approximately $3.5 billion

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at earnings.homedepot.com.

At the end of the fourth quarter, the Company operated a total of 2,252 retail stores in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, Guam, 10 Canadian provinces, Mexico and China. The Company employs more than 300,000 associates. The Home Depot’s stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor’s 500 index.

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Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services, net sales growth, comparable store sales, state of the economy, state of the residential construction, housing and home improvement markets, state of the credit markets, including mortgages, home equity loans and consumer credit, inventory and in-stock positions, commodity price inflation and deflation, implementation of store and supply chain initiatives, continuation of reinvestment plans, net earnings performance, earnings per share, stock-based compensation expense, capital allocation and expenditures, liquidity, the effect of adopting certain accounting standards, return on invested capital, management of our purchasing or customer credit policies, the effect of accounting charges, the planned recapitalization of the Company and the timing of its completion, the ability to issue debt on terms and at rates acceptable to us, store openings and closures, expense leverage, guidance for fiscal 2012 and financial outlook. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control or are currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. These risks and uncertainties include but are not limited to those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 30, 2011.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

For more information, contact:

Financial Community	News Media
Diane Dayhoff	Paula Drake
Vice President of Investor Relations	Senior Manager of Corporate Communications
770-384-2666	770-384-3439
diane_dayhoff@homedepot.com	paula_drake@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS AND FISCAL YEARS ENDED JANUARY 29, 2012 AND JANUARY 30, 2011

(Unaudited)

(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended		% Increase (Decrease)	Fiscal Year Ended		% Increase (Decrease)
	1-29-12	1-30-11		1-29-12	1-30-11
NET SALES	$16,014	$15,126	5.9%	$70,395	$67,997	3.5%
Cost of Sales	10,417	9,883	5.4	46,133	44,693	3.2

GROSS PROFIT	5,597	5,243	6.8	24,262	23,304	4.1

Operating Expenses:
Selling, General and Administrative	3,877	3,807	1.8	16,028	15,849	1.1
Depreciation and Amortization	390	399	(2.3)	1,573	1,616	(2.7)

Total Operating Expenses	4,267	4,206	1.5	17,601	17,465	0.8

OPERATING INCOME	1,330	1,037	28.3	6,661	5,839	14.1

Interest and Other (Income) Expense:
Interest and Investment Income	(4)	(4)	—	(13)	(15)	(13.3)
Interest Expense	154	91	69.2	606	530	14.3
Other	—	—	—	—	51	(100.0)

Interest and Other, net	150	87	72.4	593	566	4.8

EARNINGS BEFORE PROVISION FOR INCOME TAXES	1,180	950	24.2	6,068	5,273	15.1

Provision for Income Taxes	406	363	11.8	2,185	1,935	12.9

NET EARNINGS	$774	$587	31.9%	$3,883	$3,338	16.3%

Weighted Average Common Shares	1,525	1,614	(5.5)%	1,562	1,648	(5.2)%
BASIC EARNINGS PER SHARE	$0.51	$0.36	41.7	$2.49	$2.03	22.7

Diluted Weighted Average Common Shares	1,535	1,626	(5.6)%	1,570	1,658	(5.3)%
DILUTED EARNINGS PER SHARE	$0.50	$0.36	38.9	$2.47	$2.01	22.9

	Three Months Ended		% Increase (Decrease)	Fiscal Year Ended		% Increase (Decrease)
SELECTED HIGHLIGHTS	1-29-12	1-30-11		1-29-12	1-30-11
Number of Customer Transactions	303.0	292.4	3.6%	1,317.5	1,305.7	0.9%
Average Ticket (actual)	$52.54	$51.31	2.4	$53.28	$51.93	2.6
Weighted Average Weekly Sales per Operating Store (in thousands)	$544	$514	5.8	$601	$581	3.4
Square Footage at End of Period	235	235	—	235	235	—
Capital Expenditures	$401	$407	(1.5)	$1,221	$1,096	11.4
Depreciation and Amortization(1)	$417	$426	(2.1)%	$1,682	$1,718	(2.1)%

(1)	Includes depreciation of distribution centers and tool rental equipment included in Cost of Sales and amortization of deferred financing costs included in Interest Expense.

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF JANUARY 29, 2012 AND JANUARY 30, 2011

(Unaudited)

(Amounts in Millions)

	1-29-12	1-30-11
ASSETS
Cash and Cash Equivalents	$1,987	$545
Receivables, net	1,245	1,085
Merchandise Inventories	10,325	10,625
Other Current Assets	963	1,224

Total Current Assets	14,520	13,479

Property and Equipment, net	24,448	25,060
Goodwill	1,120	1,187
Other Assets	430	399

TOTAL ASSETS	$40,518	$40,125

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable	$4,856	$4,717
Accrued Salaries and Related Expenses	1,372	1,290
Current Installments of Long-Term Debt	30	1,042
Other Current Liabilities	3,118	3,073

Total Current Liabilities	9,376	10,122

Long-Term Debt	10,758	8,707
Other Long-Term Liabilities	2,486	2,407

Total Liabilities	22,620	21,236

Total Stockholders’ Equity	17,898	18,889

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$40,518	$40,125

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR FISCAL YEARS ENDED JANUARY 29, 2012 AND JANUARY 30, 2011

(Unaudited)

(Amounts in Millions)

	Fiscal Year Ended
	1-29-12	1-30-11
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$3,883	$3,338
Reconciliation of Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	1,682	1,718
Stock-Based Compensation Expense	215	214
Changes in Working Capital and Other	871	(685)

Net Cash Provided by Operating Activities	6,651	4,585

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(1,221)	(1,096)
Proceeds from Sale of Business, net	101	—
Payments for Business Acquired, net	(65)	—
Proceeds from Sales of Property and Equipment	56	84

Net Cash Used in Investing Activities	(1,129)	(1,012)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Long-Term Borrowings, net of discount	1,994	998
Repayments of Long-Term Debt	(1,028)	(1,029)
Repurchases of Common Stock	(3,470)	(2,608)
Cash Dividends Paid to Stockholders	(1,632)	(1,569)
Other	88	(243)

Net Cash Used in Financing Activities	(4,048)	(4,451)

Change in Cash and Cash Equivalents	1,474	(878)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(32)	2
Cash and Cash Equivalents at the Beginning of the Period	545	1,421

Cash and Cash Equivalents at the End of the Period	$1,987	$545